Exhibit 10.2

Granted To:
Associate ID:
Award Type:
Grant Date:

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT FOR EMPLOYEES

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award.

1.    DESCRIPTION OF YOUR NONQUALIFIED STOCK OPTION. You have been granted a Nonqualified Stock Option (“NSO”) to purchase [Number] Common Shares at an exercise price of $[Price] for each Share (“Exercise Price”) on or before [Date] (“Expiration Date”), as described in Section 6. The Grant Date of your Award is [Date].

To accept this NSO Award, you must provide your acknowledgement and acceptance of the terms contained herein by completing the on-line grant agreement process facilitated by [___] (the “Third Party Administrator”) no later than [Date].

2.INCORPORATION OF PLAN AND DEFINITIONS.

(a)This Award Agreement and your NSO are granted pursuant to and in accordance with the terms of The Scotts Miracle-Gro Company Long-Term Incentive Plan effective January 26, 2026 (the “Plan”) and this Award Agreement. All provisions of the Plan are incorporated herein by reference, and your NSO is subject to the terms of the Plan and this Award Agreement. To the extent there is a conflict between this Award Agreement and the Plan, the Plan will govern.

(b)Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

3.VESTING. Except as provided in Section 6 of this Award Agreement, the NSO described in this Award Agreement will vest as follows:

(a)Normal Vesting. If your employment with the Company or any of its Subsidiaries or Affiliates continues from the Grant Date until the [___] anniversary of the Grant Date, in this case [Date] (the “Normal Vesting Date”), your NSO described in this Award Agreement will vest (and become exercisable) on the Vesting Date;

(b)Accelerated Vesting. Under the following circumstances, the NSO described in this Award Agreement may vest earlier than the Normal Vesting Date as follows:

(i)If you Terminate prior to the Normal Vesting Date because of your death or due to a disability for which you qualify for benefits under Scotts Miracle-Gro Company’s Long-term Disability Plan or another long-term disability plan sponsored by the Company or any of its Subsidiaries or Affiliates (“Disabled”), your NSO described in this Award Agreement will become fully vested and exercisable as of the date of Termination and expire as provided in Section 6;

(ii)    If you Terminate prior to the Normal Vesting Date for a reason other than Cause, and you have reached age [___] and completed at least [___] years of continuous employment with the Company or any of its Subsidiaries or Affiliates, your NSO described in this Award Agreement will become fully vested and become exercisable as of the date of Termination and will expire on the Expiration Date, unless otherwise provided in Section 6;

(iii)    If you Terminate due to an involuntary Termination by the Company or its Subsidiaries or Affiliates without Cause no earlier than [___] days before the Normal Vesting Date, your NSO described in this Award Agreement will become fully vested and exercisable on the date of Termination and will expire as provided in Section 6; or

(iv)If there is a Change in Control, your NSO may vest earlier in accordance with the Plan and pursuant to the discretion of the Committee. See the Plan for further details.

4.    RIGHTS BEFORE YOUR NSO IS EXERCISED. You may not vote or receive any dividends associated with the Shares underlying your NSO before your NSO is exercised with respect to such Shares.

5.EXERCISING YOUR NSO. After your NSO vests, you may exercise the NSO at any time prior to the Expiration Date, or such earlier date as provided in Section 6.

(a)    To exercise the vested NSO, you must make a written request to the Third Party Administrator and follow the exercise process prescribed by the Company. At any one time, you must exercise your NSO to buy no fewer than [___] Shares, or, you must exercise the balance of your NSO if the value is less than [___] Shares.

(b)    You may use one of the following three methods to exercise your vested NSO and to pay any taxes related to that exercise. You will decide on the method at the time of exercise. If you do not elect one of these methods, the Company will apply the Cashless Exercise and Sell method described below:

(i)    CASHLESS EXERCISE AND SELL: If you elect this alternative, you will be deemed to have simultaneously exercised the NSO and to have sold the Shares underlying the portion of the NSO you exercised. When the transaction is complete, you will receive cash (but no Shares) from the broker equal to the difference between the aggregate market value of the Shares deemed to have been acquired through the exercise minus the aggregate Exercise Price and related taxes that are required to be withheld.

(ii)     CASHLESS HOLD (Sell to Cover): If you elect this alternative, you will be deemed to have simultaneously exercised the NSO and to have sold a number of those Shares with a Fair Market Value sufficient to cover the aggregate Exercise Price and for taxes that are required to be withheld on account of the exercise. When the transaction is complete, the balance of the Shares subject to the portion of the NSO you exercised will be transferred to you.

(iii)     CASH PURCHASE (Exercise and Hold): If you elect this alternative, you must pay (out of your pocket) the full Exercise Price plus related taxes that are required to be withheld in cash or in Shares having a Fair Market Value equal to the Exercise Price and which you have owned for at least six months before the exercise date. In other words, none of the acquired Shares will be used to cover the Exercise Price or related tax withholdings. When the transaction is complete, you will receive the number of Shares purchased.

(c)    You may never exercise your NSO to purchase a fractional Share. Any fractional Share shall be redeemed for cash equal to the Fair Market Value of such fractional Share.

6.    EXPIRATION FORFEITURE AND RECOUPMENT. It is your responsibility to keep track of when your NSO expires. Your NSO will expire and/or you will forfeit your NSO (i.e. you will no longer have the right to exercise any portion of your NSO) under each of the following circumstances:

(a)General Expiration Rule. In general, your vested NSO will expire on the Expiration Date, unless otherwise provided in this Section 6.

(b)Early Expiration. In the following instances, your vested NSO will expire before the Expiration Date:

(i)If you Terminate for any reason other than for Cause after the Normal Vesting Date, except as provided in Section 3(b)(ii), the portion of your NSO that is vested but has not been exercised will expire on the earlier of the Expiration Date or [___] days after the date of termination.

(ii)If you Terminate for Cause after the Normal Vesting Date, the portion of your NSO that is vested but has not been exercised will immediately be forfeited and will expire on the date of Termination. In addition, the Committee may determine that some or all of any Shares or other amounts you have received through this Award Agreement or the Plan are subject to forfeiture and recoupment as described in this Section 6 and in the Plan.

(iii)If there is a Change in Control, your NSO may expire earlier than the Expiration Date. See the Plan for further details.

(c)Forfeiture and Recoupment Rules. In the following instances, your NSO will expire and you will forfeit your NSO prior to the Expiration Date:

(i)If you Terminate before the Normal Vesting Date, except as provided in Section 3 above, you will forfeit your NSO in its entirety;
(ii)If, without prior authorization in writing from the Company, you engage in “Conduct That is Harmful to the Company” at any time during the course of your employment or within [___] days after you Terminate, you will forfeit the portion of your NSO that has not been exercised, whether it is vested or not. In addition to this forfeiture, the Committee may determine that some or all of any Shares or other amounts you have received through the Plan or this Award Agreement are subject to recoupment, where allowable by law, and must be returned to the Company. “Conduct That is Harmful to the Company” is:

(a)Your breach of any confidentiality, nondisclosure, and/or noncompetition obligations under any agreement or plan with the Company or any Subsidiary or Affiliate;

(b)Your engaging in conduct that the Committee reasonably concludes requires the forfeiture and recoupment of the Award under the terms of any Company recoupment or clawback policy, any other applicable policy of the Company, and any applicable laws and regulations;

(c)Your failure or refusal to consult with, supply information to or otherwise cooperate with the Company or any Subsidiary or Affiliate after having been requested to do so;

(d)Your deliberately engaging in any action that the Company concludes has caused substantial harm to the interests of the Company or any Subsidiary or Affiliate, including but not limited to, violations of applicable securities laws or the Company’s Insider Trading Policy;

(e)Your failure to return all property (other than personal property), including vehicles, computer or other equipment or electronic devices, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been provided to you in the course of your employment with the Company or any Subsidiary or Affiliate; or

(f)Discovery after you Terminated that you engaged in conduct while employed by the Company that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before you Terminated, including but not limited to having engaged in or contributed to criminal misconduct.

7.    AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.

8.    BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive or to exercise the vested portion of your NSO that is unexercised when you die. This may be done only on the Beneficiary Designation Form prescribed by the Company or the Third Party Administrator. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your Award. If you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

9.    TRANSFERRING YOUR NSO. Except as described in Section 8, your NSO may not be transferred to another person. The Committee may allow you to place your NSO into a trust established for your benefit or for the benefit of your family. Contact the Third Party Administrator for further details.

10.    GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. This

Award Agreement and the delivery of any Shares hereunder shall be governed by applicable federal and state securities laws and exchanges.

11.    OTHER AGREEMENTS AND POLICIES. Your NSO will be subject to the terms of any other written agreements between you and the Company or any Subsidiary or Affiliate to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement. Your NSO granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.

12.    ADJUSTMENTS TO YOUR NSO. Subject to the terms of the Plan, your NSO and the terms of this Award Agreement will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your NSO and the Exercise Price will be adjusted to reflect a stock split).

13.    YOUR ACKNOWLEDGMENT OF AND AGREEMENT TO AWARD CONDITIONS.

By signing below, you acknowledge and agree that:

(a)    A copy of the Plan has been made available to you;

(b)    You understand and accept the terms and conditions of your NSO;

(c)    By accepting this Award under the Plan, you agree to all Committee determinations as described in the Plan and this Award Agreement;

(d)    You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your NSO or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your NSO and reduce its value or potential value; and

(e)    You must return a signed copy of this Award Agreement utilizing the on-line grant agreement process defined above before [Date].

[Grantee’s Name]	THE SCOTTS MIRACLE-GRO COMPANY

By:__________________________________	By:__________________________________
Date signed:___________________________	[Name of Company representative]
[Title of Company representative]
Date signed:___________________________